SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the registrant [X]              Filed by party other than the
                                         registrant  [_]

Check the appropriate box:
[  ]  Preliminary proxy statement        [X]  Definitive proxy statement
[  ]  Definitive additional materials    [ ]  Soliciting material pursuant to
                                              Rule 14a-11(c) or Rule 14a-12


                          LIFESTREAM TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)
                          LIFESTREAM TECHNOLOGIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6j(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(45) and
    0-11
[X] No fee required
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transactions applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:
    (2) Form, schedule or registration statement no.:
    (3) Filing party:
    (4) Date filed:

                          LIFESTREAM TECHNOLOGIES, INC.
                         510 Clearwater Loop, Suite 101
                              Post Falls, ID 83854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held December 15, 2000

To our Stockholders:

         You are cordially invited to attend the 2000 Annual Meeting ("Annual Meeting") of Stockholders of Lifestream Technologies, Inc., a Nevada corporation (the "Company"), which will be held at Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 15, 2000 at 8:30 a.m. Pacific Time, or at any and all adjournments thereof, for the following purposes:

     1.   To elect to the Board three (3) directors for terms expiring in 2002;

     2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman LLP as independent public accountants for the Company for the fiscal year ending June 30, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         These matters are more fully discussed in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on October 20, 2000 as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

         Representation of at least a majority of the shares of Common Stock of the Company entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

         The financial statements of the Company for the fiscal year ended June 30, 2000 are contained in the accompanying Annual Report on Form 10-KSB. The Annual Report does not form any part of the material for the solicitation of proxies.

         Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                           Very truly yours,


                            /s/ Christopher Maus
                            --------------------------------------------
                             Christopher Maus, Chairman of the Board of
                             Directors, President and Chief Executive Officer

Post Falls, Idaho
October 27, 2000

               Stockholders Should Read The Entire Proxy Statement
                   Carefully Prior To Returning Their Proxies

                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                          LIFESTREAM TECHNOLOGIES, INC.

                          To Be Held December 15, 2000

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lifestream Technologies, Inc., a Nevada corporation (the "Company"), of proxies to be voted at the 2000 Annual Meeting of Stockholders ("Annual Meeting") to be held at Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 15, 2000, at 8:30 a.m., Pacific Time, or at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of this solicitation will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, email, telegraph, or personal interview by directors, officers and employees of the Company for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses. The Annual Report on Form 10-KSB of the Company for the fiscal year ended June 30, 2000 ("Fiscal 2000") is being mailed together with this Proxy Statement and form of Proxy. This Proxy Statement and the proxy card were first mailed to stockholders on or about November 6, 2000.

                         VOTING RIGHTS AND SOLICITATION

         The close of business on October 20, 2000 was the record date for stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, approximately 19,553,156 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), were issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one (1) vote for each share so held on the matters to be voted upon.

         Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to the Company will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described under "Proposal 1---Election of Directors and FOR ratification of the appointment of accountants as described herein under "Proposal 2---Ratification of Appointment of Independent Public Accountants." Management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted by (i) delivering to the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or
(ii) attending the Annual Meeting and voting in person.

         The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding Common Stock of the Company as of the record date. Approval of Proposals 1 and 2 shall each be determined by a majority of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes but have no effect for Proposals 1 and 2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The five members of the Company's Board of Directors are classified into two classes, one of which is elected at each Annual Meeting of Stockholders to hold office for a two-year term and until successors of such class have been elected and qualified or until the death, resignation or removal of such director. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that any other director is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for any nominee listed below. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

         The Company's Board of Directors recommends that stockholders vote FOR the nominees listed below.

Nominees to Board of Directors

                                                                                Class and Year
                                                                 Director       In Which Term
Name                       Principal Occupation(s)                Since         Will Expire                 Age
----                       -----------------------                -----         -----------                 ---

Christopher Maus           Chairman of the Board,                   1994          Class I,                  47
                           President and Chief Executive                           2002
                           Officer

Michael Crane              Chairman of the Dulles                   1998          Class I,                  45
                           Greenway, Trip II (Toll                                 2002
                           Investors Partnership II, L.P.),
                           President of Alchemy International

David Hurley               Chief Executive Officer of               2000          Class I                   41
                           The New Health Exchange                                 2002


         Christopher Maus has served as the Company's Chief Executive Officer, President and Chairman of the Board of Directors since its legal reorganization in February of 1994, except for the period from September 1998 to March 2000 when he served only as Chairman of the Board. From 1989 to 1994, Mr. Maus was a general partner in Lifestream Development Partnership and President of Lifestream Diagnostics, Inc., the Company's predecessors. From June 1996 to September 1999, Mr. Maus was a founder and stockholder of Secured Interactive Technologies, Inc., developer of the PrivalinkTM System, which was acquired by the Company Lifestream in a merger on September 1, 1999. Mr. Maus attended North Texas State University.

         Michael Crane has served as a Director on the Company's Board of Directors since April 1998. Since 1994, Mr. Crane has served as Chairman of the Dulles Greenway, Trip II (Toll Investors Partnership II, L.P.), a privately held company, and President of Alchemy International, a privately held company devoted to solving cancer through passive chemistry. Mr. Crane also serves as a Director on the Board of Directors of Discflo Corporation, a privately held company. Mr. Crane has a Bachelor of Science degree in Banking from the University of Richmond

         David Hurley was nominated to the Company's Board of Directors on September 30, 2000. Recently, Mr. Hurley became Chief Executive Officer of The New Health Exchange, an electronic source for healthcare product and contract information, a privately held company. From January 1999 to May 2000, Mr. Hurley was President, Chief Executive Officer and Board member of Geneva Pharmaceuticals Inc., a subsidiary of Novartis Corporation, a publicly held company. From November 1994 to January 1999, Mr. Hurley was President, Chief Executive Officer and Board Member of Norvartis Nutrition, a subsidiary of Novartis Corporation. Mr. Hurley has a Masters degree in International Management from the American Graduate School of International Management and a Bachelor of Arts in General Studies from the University of Iowa.

Directors Not Standing For Election

         The members of the Board of Directors who are not currently standing for election at this year's Annual Meeting are set forth below:

                                                                                       Class and Year
                                                                 Director              In Which Term
Name                       Principal Occupation(s)                Since                Will Expire              Age
----                       -----------------------            ------------------       --------------         ------
Robert Boyle               Secretary and Treasurer of               1999                  Class II,             54
                           the Company; Certified                                          2001
                           Public Accountant

William Gridley            Retired Corporate Executive              1997                   Class II,            71
                                                                                            2001

         Robert Boyle has served as a Director on the Board of Directors of the Company since June 1999, at which time he also became the Company's Secretary and Treasurer. Since 1995, Mr. Boyle has served as president of Robert Boyle, CPA, a public accounting firm. From 1980 to 1995, Mr. Boyle served as President of Boyle and Stoyle, Certified Public Accountants, specializing in the areas of taxation and business acquisitions and sales. Prior thereto, Mr. Boyle served as both an independent consultant and as a tax manager and auditor with a predecessor to KPMG Peat Marwick. Mr. Boyle has a Bachelor of Arts degree in accounting from San Diego State University.

         William Gridley has served as a Director on the Board of Directors of the Company since April 1997. Since 1997, Mr. Gridley has served as the Chairman of the Board of Directors of Hymedix Inc., a privately held polymer chemicals company. Mr. Gridley served as President and Chief Executive Officer of Hymedix, Inc. Since 1980, Mr. Gridley has served as the Vice Chairman and Chairman of the Finance Committee at Tuskegee University. Mr. Gridley has a Bachelor of Arts degree from Yale University.

                                   MANAGEMENT

Directors and Executive Officers of the Company

The directors and executive officers of the Company are set forth below:

Name                       Age             Positions Held
----                       ---             --------------

Christopher Maus           47              Chief Executive Officer, President
                                           and Chairman of the Board

Robert Boyle               54              Director, Secretary and Treasurer

Michael Crane              45              Director

William Gridley            71              Director

David Hurley               41              Director

Edward Siemens             46              Chief Operating Officer - Devices

Douglas Robinson           42              Chief Operating Officer - The
                                           Data Concern

Brett Sweezy               35              Chief Financial Officer

Ken Clegg                  31              Chief Technology Officer

Brian Packard              30              Vice President - Business
                                           Development

Paul Beatty                53              Vice President - Consumer Sales

Edward Kalin               52              Vice President - Professional Sales

Jackson Connolly           51              Vice President - Operations


         Edward Siemens has served as Chief Operating Officer - Devices since joining the Company in August 2000. From April 1999 to June 2000, Mr. Siemens served as President of Omron Healthcare, Inc., a publicly held manufacturer and marketer of home-use digital blood pressure monitors and home medical diagnostic products. From 1994 to 1999, Mr. Siemens served as Senior Vice President, Sales and Marketing of Omron Healthcare, Inc. Mr. Siemens has a Masters degree in Business Administration from Pepperdine University and a Bachelor of Fine Arts from California College of Arts and Crafts.

         Douglas Robinson has served as Chief Operating Officer - The Data Concern since joining the Company in September 2000. From 1996 to September 2000, Mr. Robinson served as Vice President of Sales and Marketing for Source Information Management Co/Myco, Inc., where he was responsible for developing a sustainable business base in the point-of-purchase segment. From 1991 to 1996, Mr. Robinson served in various positions at Newell Company (NewellRubbermaid), a three billion dollar publicly held manufacturer and marketer of consumer products. Mr. Robinson has a Bachelor of Science degree in Construction Management from Washington State University.

         Brett Sweezy, a Certified Public Accountant, has served as Chief Financial Officer since joining the Company in June 1999. From June 1996 to September 1999, Mr. Sweezy served as Chief Financial Officer and Treasurer of Secured Interactive Technologies, Inc. From 1994 to August 2000, Mr. Sweezy was also President of Brett R. Sweezy, CPA, PA, a public accounting firm. Mr. Sweezy has a Bachelor of Science degree in Economics and Business from the New England College.

         Ken Clegg has served as Chief Technology Officer since joining the Company in July 1998. Previous to 1998, Mr. Clegg ran two Internet companies and a computer manufacturing firm. In recent years, Mr. Clegg has sat on several advisory boards and software development committees and served as a computer and software consultant Mr. Clegg has a Bachelor of Science degree, with majors in Computer Science, Mathematics, and Education from the Whitworth College.

         Brian Packard has served as Vice President - Business Development since joining the Company in September 2000. From August 1999 to September 2000, Mr. Packard served as Market Development Manager for the New Ventures Division of Agilent Technologies, publicly held company. Mr. Packard was an inaugural member of Agilent's consumer healthcare initiative and was responsible for conducting market research to identify unmet health monitoring needs, preparing the business plan for the launch of a new consumer-focused chronic disease management service, and developing various outside business partnerships. From August 1997 to August 1999, Mr. Packard served as Product Manager of the ThermScan Professional, a division of The Gillette Company, a publicly held company. Previous to 1997, Mr. Packard served as Assistant Brand Manager for Bayer Corporation. Mr. Packard has a Masters degree in Business Administration (Marketing and International Business) and a Bachelor degree in Science/Business from the University of Notre Dame.

         Paul Beatty has served as Vice President - Consumer Sales since joining the Company in October 2000. From 1994 to September 2000, Mr. Beatty served as Director of Retail Sales at OPTIVA Corporation, a privately held corporation, and the makers of the sonicare(R) sonic toothbrush. Mr. Beatty has a Bachelor of Arts degree in Business and Economics from Central Washington University.

         Edward Kalin has served as Vice President - Professional Sales since joining the Company in June 1998. Previous to 1998, Mr. Kalin served as Regional Sales Manager - Special Markets for Colgate Oral Pharmaceuticals. Mr. Kalin has a Bachelor of Science degree in Economics from the University of Maryland.

         Jackson Connolly has served as Vice President - Operations for the Company since January 1998. Upon joining the Company in January 1997, and until January 1998, Mr. Connelly served as Director of Operations. Previous to 1997, Mr. Connolly served as Senior Sales Engineer at Advanced Input Devices. Mr. Connolly has a combined Bachelor of Arts and Science degree in Industrial Technology and Arts from California State University- Fresno.

There are no family relationships among any of the Company's directors and executive officers.

                          BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held a total of nine meetings during Fiscal 2000. Each director attended 100% of the meetings.

         The Board of Director's Audit Committee is responsible for recommending to the Board of Directors the appointment of independent public accountants, reviewing and approving the scope of audit activities of the auditors, reviewing accounting policies, practices and controls, performing independent director duties and reviewing audit results. The Audit Committee is currently comprised of William Gridley (Chairman), Michael Crane and David Hurley. The Audit Committee met two times during Fiscal 2000. Each member attended 100% of the meetings.

         The Board of Director's Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation structure for the Company's directors and executive officers, including salary rates, participation in incentive compensation and benefit plans and other forms of compensation, and administering the Company's Equity Incentive Plan and Stock Option Plan. Similarly, the Compensation Committee reviews and approves the compensation for other management personnel. The Compensation Committee is currently comprised of Michael Crane (Chairman), Robert Boyle and David Hurley. The Compensation Committee met three times during Fiscal 2000. Each member attended 100% of the meetings.

                              DIRECTOR REMUNERATION

         Non-employee members of the Company's Board of Directors receive 2,000 shares of the Company's Common Stock for each month he or she serves as a director. Employee members of the Company's Board of Directors receive 2,000 shares of the Company's Common Stock for each month he or she serves as a director, which is in addition to the compensation he or she receives in connection with their regular employment with the Company. Directors currently receive no additional compensation for any committee service.

                          SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT (1)

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 20, 2000 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director an nominee for director, (iii) each officer listed in the Summary Compensation Table of the section of this Proxy Statement entitled "Executive Compensation" and (iv) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. All shares are subject to the named person's sole voting and investment power except where otherwise indicated. Except as otherwise indicated, the business address for the persons set forth below is 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854.

                                            Shares                           Total
Name and Address                         Beneficially       Option         Beneficial         Percent of
Of Beneficial Owner                         Owned           Grants       Ownership (1)         Class (2)
-------------------                         -----           ------       -------------         ---------
Christopher Maus                            2,601,950         250,000         2,851,950  (3)        14.59%

Michael Crane                                 451,527          50,500           502,027  (4)         2.57%

William Gridley                               148,000               0           148,000  (5)  Less than 1%

Robert Boyle                                  133,200          25,000           158,200  (6)  Less than 1%

David M. Hurley                                     0          30,000            30,000  (7)  Less than 1%

Edward Siemens                                      0          50,000            50,000  (8)  Less than 1%

Douglas Robinson                                    0          25,000            25,000  (9)  Less than 1%

Brett Sweezy                                   86,139          70,900           157,039 (10)  Less than 1%

Ken Clegg                                           0          47,851            47,851 (11)  Less than 1%

Brian Packard                                       0          25,000            25,000 (12)  Less than 1%

Paul Beatty                                     4,431          37,500            41,931 (13)  Less than 1%

Edward Kalin                                   28,800          56,600            85,400 (14)  Less than 1%

Jackson Connolly                               41,000          70,303           111,303 (15)  Less than 1%

-----------------------------------------------------------------------------------------------------------

Total of all Officers and Directors        3,495,047         738,154         4,233,901              21.65%
===================================        ==========        ========        ==========             ======

Other Beneficial Owners

Timothy Mathers                             1,500,750               0         1,500,750              7.68%

Mercer Management, Inc.                     1,133,926         308,333         1,442,259              7.38%

--------------------------
(1) Based upon information furnished to the Company by the principal security holders or obtained from the stock transfer books of the Company. Other than indicated in the notes, the Company has been informed that such persons have sole voting and disposition power with respect to their shares.

(2)  Based on 19,553,156 shares of Common Stock outstanding as of October 20,
     2000.

(3) Mr. Maus is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Includes (i) 200,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Maus on April 10, 1998 and exercisable for a period of five years thereafter at an exercise price of $1.25 per share and (ii) 50,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Maus on January 3, 2000 and exercisable for a period of ten years thereafter at an exercise price of $1.25 per share. Includes 2,000 shares per month to Directors for their Board of Directors' duties.

(4) Mr. Crane serves as a director on the Company's Board of Directors. Includes (i) 25,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Crane on February 28, 2000 and exercisable for a period of two years thereafter at an exercise price of $2.50 per share and
     (ii) 25,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Crane on October 20, 2000 and exercisable for a period of two years thereafter at an exercise price of $3.00 per share. Such options were granted to Mr. Crane in conjunction with terms under two separate private placement memorandums. Includes 2,000 shares per month to Directors for their Board of Directors' duties.

(5) Mr. Gridley serves as a director on the Company's Board of Directors. Includes 2,000 shares per month to Directors for their Board of Directors' duties.

(6) Mr. Boyle serves as a director on the Company's Board of Directors. Includes 25,000 shares of Common Stock issuable upon the exercise of options exercisable through July 20, 2009 at a price of $1.25 per share. These options were granted on June 20, 1999 in exchange for services rendered in 1998. Includes 2,000 shares per month to Directors for their Board of Directors' duties.

(7) Mr. Hurley serves as a director on the Company's Board of Directors. Includes 30,000 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share. These options were granted on October 4, 2000 in connection with his agreeing to join the Company's Board.

(8) Mr. Siemens is the Company's Chief Operating Officer - Devices. Includes 50,000 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share. These options were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 300,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010.

(9) Mr. Robinson is the Company's Chief Operating Officer - The Data Concern. Includes 25,000 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share. These options were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 200,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010.

(10) Mr. Sweezy is the Company's Chief Financial Officer. Includes (i) 25,000 shares of Common Stock issuable upon the exercise of options exercisable through July 20, 2009 at a price of $1.25 per share which were granted on June 20, 1999 in exchange for services rendered in 1998, (ii) 3,400 shares of Common Stock issuable upon the exercise of options exercisable through January 3, 2010 at a price of $1.25 per share which were granted on January 3, 2000 as part of the Company's annual ISO performance review, (iii) 20,000 shares of Common Stock issuable upon the exercise of options exercisable through April 6, 2010 at a price of $2.44 per share which were granted on April 6, 2000 in exchange for services rendered as interim Chief Financial Officer and (iv) 22,500 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share which were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 150,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010

(11) Mr. Clegg is the Company's Chief Technology Officer. Includes (i) 11,400 shares of Common Stock issuable upon the exercise of options exercisable through April 9, 2009 at a price of $1.25 per share which were granted on April 9, 1999 for the annual performance review, (ii) 2,251 of Common Stock issuable upon the exercise of options exercisable through June 30, 2009 at a price of $.98 per share which were granted on June 30, 1999 as a 90-day stay bonus, (iii) 4,200 shares of Common Stock issuable upon the exercise of options exercisable through January 3, 2010 at a price of $1.25 per share which were granted on January 3, 2000 as part of the Company's annual ISO performance review and (iv) 30,000 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share which were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 100,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010.

(12) Mr. Packard is the Company's Vice-President - Business Development. Includes 25,000 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share which were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 200,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010.

(13) Mr. Beatty is the Company's Vice-President of Sales - Consumer. Includes 37,500 shares of Common Stock issuable upon the exercise of options exercisable through October 4, 2010 at a price of $3.00 per share which were granted on October 4, 2000 as part of his employment agreement, which includes a total common stock option package of 250,000 shares that vest ratably over a five year period and are exercisable through October 4, 2010.

(14) Mr. Kalin is the Company's Vice-President of Sales - Professional. Includes 18,000 shares of common stock purchased on June 1, 1998 for $1.25 per share pursuant to his employment agreement with the Company dated June 1, 1998 as well as 18,000 matching shares issued by the Company pursuant to Mr. Kalin's employment agreement. Also includes (i) 20,000 shares of Common Stock issuable upon the exercise of options exercisable through June 1, 2008 at a price of $1.25 per share issued on June 1, 1998 pursuant to Mr. Kalin's employment agreement, (ii) 19,800 shares of Common Stock issuable upon the exercise of options exercisable through April 9, 2009 at a price of $1.25 per share which were granted on April 9, 1999, (iii) 9,450 of Common Stock issuable upon the exercise of options exercisable through June 30, 2009 at a price of $.98 per share which were granted as a 90-day stay bonus on June 30, 1999 and (iv) 7,350 shares of Common Stock issuable upon the exercise of options exercisable through January 3, 2010 at a price of $1.25 per share which were granted on January 3, 2000 as part of the Company's annual ISO performance review.

(15) Mr. Connolly is the Company's Vice-President - Operations. Includes (i) 60,000 shares of Common Stock issuable upon the exercise of options exercisable through April 9, 2009 at a price of $1.25 per share which were granted in conjunction with his employment agreement dated April 9, 1999,
     (ii) 5,403 of Common Stock issuable upon the exercise of options exercisable through June 30, 2009 at a price of $.98 per share which were granted as a 90-day stay bonus on June 30, 1999, and (iii) 4,900 shares of Common Stock issuable upon the exercise of options exercisable through January 3, 2010 at a price of $1.25 per share which were granted on January 3, 2000 as part of the Company's annual ISO performance review.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

       The following table sets forth certain information concerning compensation earned by the Company Chief Executive Officer and each of the Company's four other most highly compensated executive officers for the fiscal year ended June 30, 2000, the transitional six-month fiscal period ended June 30, 1999 and the fiscal year ended December 31, 1998. The persons named in the table are hereinafter referred to as the "Named Executive Officers."


                                                           Summary Compensation Table

                                                    Annual Compensation                        Long Term Compensations
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Awards                   Payouts
                                                                                        --------------------------------------------
                                                                                                   Securities
                                                                              Other     Restricted Underlying               All
                                                                              Annual      Stock     Options    LTIP        Other
                                      Year      Salary          Bonus      Compensation   Awards    /SARs     Payouts  Compensation

Christopher Maus                      2000     $150,000        $      0          $0          -0-    250,000(3)    -0-  18,000(5)
Chairman, Cheif Executive             1999     $120,000        $ 69,455(2)       $0          -0-        -0-       -0-  24,000(5)
Officer, President and Director       1998     $ 77,900(1)     $100,000(1)       $0          -0-    400,000(4)    -0-  18,000(5)

Edward Kalin                          2000     $105,000        $      0          $0          -0-     36,750(8)    -0-   6,633(9)
Vice President                        1999     $105,000        $      0          $0          -0-     19,350               -0-
                                      1998     $ 61,300(6)     $      0          $0     18,0000(7)   20,000       -0-     -0-

Edward Siemens                        2000     $125,000(10)    $      0          $0          -0-    300,000(10)   -0-  15,000(10)

Paul Beatty                           2000     $120,000(11)    $      0          $0          -0-    250,000(11)   -0-  15,000(11)

----------------------

(1) In March 1996, the Company executed an employment contract with Mr. Maus which provides an annual salary of $100,000. Additionally, in connection with a 1994 agreement, the Company paid Mr. Maus a $100,000 bonus in July 1998 for successful completion of the private placement stock offering completed in May 1998.

(2) Mr. Maus received a bonus of $69,455 on June 30, 1999 that offset his promissory note receivable owed to the Company.

(3) Includes 250,000 shares of Common Stock issuable under stock options granted to Mr. Maus on January 3, 2000 which ratably vest in annual installments over a five year period and which are exercisable for a period of ten years thereafter at an exercise price of $1.25 per share.

(4) Includes (i) 200,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Maus on April 10, 1998 and exercisable for a period of five years thereafter at an exercise price of $1.25 per share. Includes
     (ii) 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Maus on April 10, 1998 which options are exercisable based upon the successful launch of Cholestron at an exercise price of $3.00 per share any time prior to April 10, 2006; and (iii) 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Maus on April 10, 1998 which options are exercisable upon the Company achieving $1,000,000 in net profits at an exercise price of $5.00 per share any time prior to April 10, 2006.

(5)  Shares issued for Board of Director Services

(6)  Actual cash compensation was based on a start date of June 1, 1998.

(7)  Matching shares from employment agreements.

(8) Grant of options from the 1998 ISO Plan exercisable upon ratable annual vesting over a five year period granted to Mr. Kalin on January 3, 2000 and exercisable for a period of ten years thereafter at an exercise price of $1.25 per share.

(9)  Payment of 1999 employee stay bonus.

(10) Annual Salary - Mr. Siemen's employment commenced on August 21, 2000. Actual salary paid to October 20, 2000 was $19,392. Mr. Sieman's employment agreement allows for a $15,000 moving allocation and a common stock option package granted on October 4, 2000 totaling 300,000 shares at $3.00 per share exercisable upon vesting for a period of ten years thereafter.

(11) Annual Salary - Mr. Beatty's employment commenced on October 1, 2000. Actual salary paid to October 20, 2000 was $4,999. Mr. Beatty's employment agreement allows for a $15,000 moving allocation and a common stock option package granted on October 4, 2000 totaling 250,000 shares at $3.00 per share exercisable upon vesting for a period of ten years thereafter.

Stock Options

       The Company has reserved 600,000 shares of its Common Stock for issuance upon the exercise of options granted or available for grant under its 1996 Incentive Stock Option Plan ("ISOP"). Options granted under the ISOP fall within the meaning of, and conform to, Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the ISOP, all officers, employees, consultants, and advisors of the Company are eligible for incentive stock options ("ISOs"). The Board of Directors determines at its discretion which persons receive ISOs, the applicable vesting provisions, and the exercise term thereof. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual incentive stock option agreement. As of October 20, 2000, the Company has not issued any shares under the 1993 ISOP.

       The Company has reserved 2,000,000 shares of its Common Stock for issuance pursuant to options or stock appreciation rights granted under its 1998 Stock Option Plan ("1998 Plan"). The 1998 Plan is administered by either the Board of Directors or its Compensation Committee and determines, without limitation, the selection of the persons who will be granted options under the 1998 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee's individual incentive stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Stock Options under the 1998 Plan. Only officers, directors and employees of the Company who are employed by the Company or its subsidiaries are eligible to receive Incentive Stock Options. As of October 20, 2000, the Company had issued 293,700 shares with 131,550 of these shares vested and exercisable under the 1998 ISOP Plan.

                      Option/SAR Grants in Last Fiscal Year

                             Number of         Percent of Total
                             Securities        Option/SARs
                             Underlying        Granted to
                             Option/SARs       Employees in          Exercise or Base
Name                         Granted (#)       Fiscal Year           Price ($/Share)          Expiration Date
---------------------------------------------------------------------------------------------------------------------
Christopher Maus          250,000                  46.30%               $1.25                    1/03/10
Edward Kalin                36,750                   6.8%               $1.25                    1/03/10
Edward Siemens                 -0-                     0%                 -0-
Paul Beatty                    -0-                     0%                 -0-

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY/End Option/SAR Values

                                                                            Number of
                                                                            Securities
                                                                            Underlying
                                                                            Option/SARs at        Market Value of
                           Shares Acquired on            Value              FY End (#)           Option/SARs at FY
Name                           Exercise(#)             Realized             Exercisable/          End (#) Exercisable/
                                                          ($)              Unexercisable          Unexercisable
-----------------------------------------------------------------------------------------------------------------------

Christopher Maus                  -0-                   $0                 250,000/400,000       $875,000/$1,400,000

Edward Kalin                      -0-                   $0                  44,600/41,400        $156,100/$144,900

Edward Siemens                    -0-                   $0                     -0-/-0-                 -0-/-0-

Paul Beatty                       -0-                   $0                     -0-/-0-                 -0-/-0-


At the Company's fiscal year end on June 30, 2000, the common stock closed at $3.50 per share as reported by the National Quotations Bureau Incorporated.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Christopher Maus received cash advances from the Company that were formalized into a promissory note executed in favor of the Company by Mr. Maus on December 31, 1995. The note matures upon demand by the Company and bears interest at 8% per annum. On June 30, 1999, the Company authorized a bonus to Mr. Maus in the amount of $69,455 that was offset against the outstanding promissory note. The outstanding balance of the promissory note was $18,826, $25,531 and $97,090 at June 30, 2000, June 30, 1999 and December 31, 1998,
respectively.

         The Company and Messrs. Maus, Boyle, Crane, Connolly, and Sweezy were shareholders of Secured Interactive Technologies, Inc. ("SITI"). On September 1, 1999 the Company completed the acquisition of SITI by effectuating a merger whereby the stockholders of SITI received one share of the Company's common stock for each share of SITI owned by such stockholder. The Company issued a total of 1,944,000 shares of common stock to the stockholders of SITI.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten (10%) percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based upon a review of the information furnished to the Company during the last fiscal year and to the date of this proxy by such person, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% shareholders except that certain of the Company's executive officers and directors have looked to the Company to assist them in filing the appropriate Section 16(a) reports and, inadvertently, such forms have not been prepared or filed for the period from July 31, 1999 to the date hereof. Mr. Boyle should have filed seven Forms 4, reporting 10 individual transactions. Mr. Clegg should have filed a Form 3 reporting appointment to an Officer and two Forms 4, reporting 2 individual transactions. Mr. Connolly should have filed three Forms 4 reporting 5 individual transactions. Mr. Kalin should have filed five Forms 4, reporting five individual transactions. Mr. Maus should have filed seven forms 4, reporting thirteen individual transactions. Mr. Sweezy should have filed five forms 4, reporting 8 individual transactions.
Mr. Gridley should have filed two forms 4, reporting six individual transactions. Mr. Crane should have filed five forms 4, reporting five individual transactions. Messrs. Siemens, Beatty, Robinson, Packard and Hurley have not filed Form 3 following their appointments as officers or directors of the Company. Form 5 reports for all such executive officers and directors will be filed for all such executive officers and directors no later than November 15, 2000.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of BDO Seidman LLP has served as independent public accountants for the Company since 1997. The Board of Directors has appointed BDO Seidman LLP to serve in the same capacity for the fiscal year ended June 30, 2001 and is asking stockholders to ratify the appointment of BDO Seidman LLP by the Board of Directors as independent public accountants. The affirmative vote of a majoruty of shares presented and voting at the Annual Meeting is required to ratify the appointment of BDO Seidman. In the event that stockholders fail to ratify the appointment of BDO Seidman LLP, the Board of Directors would reconsider such appointment. Although the Board of Directors is submitting the appointment of BDO Seidman LLP for stockholder approval, it reserves the right to change the selection of BDO Seidman LLP as independent public accountants, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

         A representative of BDO Seidman LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions of the stockholders.

The Company's Board of Directors recommends that stockholders vote FOR the ratification of the appointment of BDO Seidman LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001.

                         INTEREST OF CERTAIN PERSONS IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any director, officer or associates of the former in any matter to be acted on, as described herein, other than the proposed nominees for election to the Company's Board of Directors.

                                  OTHER MATTERS

         Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such matters is granted by the execution of the enclosed proxy.

                 STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

         Stockholder proposals intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: Chief Financial Officer not later than June 30, 2001 for inclusion in the Proxy Statement and Proxy relating to the 2001 Annual Meeting of Stockholders.

                    AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000 accompanies this Proxy Statement, but is exclusive of certain related exhibits filed with the Securities and Exchange Commission. These exhibits are available, without charge, to stockholders upon request to Christopher Maus, President, or Brett Sweezy, Chief Financial Officer.

         It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. YOU ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                        By Order of the Board of Directors,

                                        /s/ Christopher Maus
                                        -----------------------------------
                                        Christopher Maus
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

October 27,2000
Post Falls, Idaho

       This Proxy is solicited by and on behalf of the Board of Directors
                         LIFESTREAM TECHNOLOGIES, INC.
           Proxy - Annual Meeting of Stockholders - December 15, 2000

The undersigned, revoking all previous proxies, hereby appoint(s) Christopher Maus as Proxy, with full power of substitution, to represent and to vote all Common Stock of Lifestream Technologies, Inc. owned by the undersigned at the Annual Meeting of Stockholders to be held at Templin's Resort located at 414 East First Avenue, Post Falls, Idaho, on December 15, 2000 at 8:30 A.M., including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the person named herein will vote thereon in accordance with his best judgment. All powers may be exercised by said Proxy. Receipt of the notice of Annual Meeting and Proxy Statement is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

1.  Election of Directors

    Nominees:   Christopher Maus       Michael Crane           David M. Hurley

         (Instructions: To withhold authority to vote for any individual nominee please draw a line through that nominee's name)

            [ ]  WITHOLDING AUTHORITY to vote for all nominees listed above

2.  To ratify the appointment of independent auditors
            [ ]    FOR               [ ] AGAINST             [ ]  ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign an return all cards in the accompanying envelope.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Dated:                                      , 2000
                                   -------------------------------------


                             ---------------------------------------------------
                                                Signature

                             ---------------------------------------------------
                                          Signature if held jointly



                             ---------------------------------------------------
                                             (Please print name)

                             ---------------------------------------------------
                                      (Number of shares subject to proxy)


              PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE